EXHIBIT 5.1
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                 OPINION & CONSENT OF ASSISTANT GENERAL COUNSEL

May 15, 2001

Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537

        RE:  BOSTON SCIENTIFIC CORPORATION
             EMBOLIC PROTECTION INCORPORATED 1999 STOCK PLAN
             QUANAM MEDICAL CORPORATION 1996 STOCK PLAN AND
             QUANAM MEDICAL CORPORATION 1996 EQUITY INCENTIVE PLAN
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Gentlemen:

           This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about May 16, 2001 (the "Registration Statement"), of (1) 450,989 shares (the "EPI Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of Boston Scientific Corporation, a Delaware corporation ("Boston Scientific"), which have been or will be issued by Boston Scientific upon exercise of stock options assumed by Boston Scientific (the "Assumed EPI Options") in connection with the acquisition of all of the issued and outstanding capital stock of Embolic Protection Incorporated ("EPI") pursuant to the terms of the Agreement and Plan of Merger, dated as of February 21, 2001, by and among Boston Scientific, EPI and Haywood Acquisition Corporation; and (2) 51,046 shares (the "QMC Shares" and together with the EPI Shares, the "Shares") of the Common Stock, which have been or will be issued by Boston Scientific upon exercise of stock options assumed by Boston Scientific (the "Assumed QMC Options" and together with the Assumed EPI Options, the "Assumed Options") in connection with the acquisition of all of the issued and outstanding capital stock of Quanam Medical Corporation ("QMC") pursuant to the terms of the Agreement and Plan of Merger, dated as of December 22, 2001, as amended, by and among Boston Scientific, QMC and Taxi Acquisition Corporation.

           The Assumed EPI Options were originally granted to employees and directors under EPI's 1999 Stock Plan (the "EPI Plan") and are exercisable upon the same terms and conditions as provided in the EPI Plan, except that the assumed options are exercisable for shares of Boston Scientific common stock and other property and except to the extent the Assumed Options were otherwise changed or modified in connections with the acquisition of EPI (as modified, the "EPI Exercise Terms").

           The Assumed QMC Options were originally granted to employees and directors under QMC's 1996 Stock Plan or QMC's 1996 Equity Incentive Plan (collectively, the "QMC Plan" and together with the EPI Plan, the "Plans") and are exercisable upon the same terms and conditions as provided in the QMC Plan, except that the assumed options are exercisable for shares of Boston Scientific common stock and other property and except to the extent the Assumed Options were otherwise changed or modified in connections with the acquisition of QMC (as modified, the "QMC Exercise Terms").

           I have acted as counsel to Boston Scientific in connection with the foregoing registration of the shares. I or attorneys in my office have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by me or by attorneys in my office as copies, the authenticity and completeness of all original documents reviewed by me or by attorneys in my office in original or copy form and the legal competence of each individual executing such documents. I have further assumed that all Shares issued upon exercise of the Assumed Options will be issued in accordance with the applicable Exercise Terms and that the purchase price of the shares will be greater than or equal to the par value per share of the shares.

           Based upon the foregoing, I am of the opinion that, upon the issuance and delivery of the shares in accordance with the Exercise Terms and the Plan, and as described in the Registration Statement, the shares will be legally issued, fully paid and non-assessable shares of Boston Scientific's Common Stock.

           This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.
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           I consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Lawrence J. Knopf
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                                            Lawrence J. Knopf
                                            Vice President, Assistant Secretary
                                            and Assistant General Counsel